EXHIBIT 24


POWER OF ATTORNEY

   Know all persons by these presents, that each individual whose signature appears below hereby constitutes and appoints Marty E. Adams and W. Granger Souder, Jr., and each and either of them, such individual's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

SIGNATURE                           TITLE                                       DATE
/s/ Marty E. Adams                  Chairman, President and Chief               April 18, 2001
MARTY E. ADAMS                      Executive Officer


EDWARD J. REITER                    Senior Chairman and Director


/s/ Thomas J. O'Shane               Senior Executive Vice President             April 18, 2001
THOMAS J. O'SHANE                   and Director


/s/ Kevin T. Thompson               Chief Financial Officer and                 April 18, 2001
KEVIN T. THOMPSON                   Chief Accounting Officer


/s/ George N. Chandler, II            Director                                  April 18, 2001
GEORGE N. CHANDLER, II


/s/ Robert C. Duvall                  Director                                  April 18, 2001
ROBERT C. DUVALL


/s/ D. James Hilliker                 Director                                  April 18, 2001
D. JAMES HILLIKER


/s/ Richard R. Hollington, Jr.        Director                                  April 18, 2001
RICHARD R. HOLLINGTON, Jr.


/s/ Fred H. "Sam" Johnson, III        Director                                  April 18, 2001
FRED H. JOHNSON, III


/s/ Jonathan A. Levy                  Director                                  April 18, 2001
JONATHAN A. LEVY


/s/ James C. McBane                   Director                                  April 18, 2001
JAMES C. MCBANE


/s/ Gerard P. Mastroianni             Director                                  April 18, 2001
GERARD P. MASTROIANNI


/s/ Gregory L. Ridler                 Director                                  April 18, 2001
GREGORY L. RIDLER


/s/ Emerson J. Ross, Jr.              Director                                  April 18, 2001
EMERSON J. ROSS, JR.


/s/ C. Gregory Spangler               Director                                  April 18, 2001
C. GREGORY SPANGLER


/s/ Robert E. Spitler                 Director                                  April 18, 2001
ROBERT E. SPITLER


/s/ Joseph W. Tosh, II                Director                                  April 18, 2001
JOSEPH W. TOSH, II